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                                                                    EXHIBIT 23.1


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Conner Peripherals, Inc. 1986 Incentive Stock Plan, the Conner Peripherals, Inc. 1995 Director Stock Plan, the Amended and Restated Archive Corporation Stock Option and Restricted Stock Purchase Plan
- 1981, the Amended and Restated Archive Corporation Incentive Stock Option Plan - 1981 and the Seagate Executive Stock Plan of our reports dated July
11, 1995, except for the last paragraph of the patent litigation note as to which the date is July 31, 1995, with respect to the consolidated financial statements of Seagate Technology, Inc. and subsidiaries, incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP

San Jose, California
February 2, 1996